As filed with the Securities and Exchange Commission on October 3, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIASAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Address of Principal Executive Offices)

1996 Equity Participation Plan of ViaSat, Inc.
(Full Title of the Plan)

Keven K. Lippert, Esq.
Vice President, General Counsel and Secretary
ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Craig M. Garner, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Each Class of	to be	Offering Price	Offering	Registration
Securities to be Registered	Registered (1)	Per Share	Price	Fee
Common stock, $0.0001 par value	5,000,000 shares	$23.20 (2)	$116,000,000.00	$4,558.80

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement shall also cover any additional shares of ViaSat common stock which become issuable under the above-named plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction.

(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of ViaSat common stock as reported on the Nasdaq Global Select Market on September 29, 2008, because the offering price of the securities to be granted in the future is not currently determinable.

Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This registration statement on Form S-8 registers the offer and sale of an additional 5,000,000 shares of common stock of ViaSat, Inc. for issuance under the 1996 Equity Participation Plan of ViaSat, Inc. pursuant to amendments to the 1996 Equity Participation Plan approved by the stockholders of ViaSat on October 4, 2006 and October 2, 2008. In accordance with Instruction E to Form S-8, the contents of prior registration statements (Commission File Nos. 333-21113, 333-68757, 333-67010 and 333-109959) are hereby incorporated by reference.
Item 3.  Incorporation of Documents by Reference.
     ViaSat hereby incorporates the following documents in this registration statement by reference:
(a)	ViaSat’s Annual Report on Form 10-K for the fiscal year ended March 28, 2008, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on July 28, 2008;

(b)	ViaSat’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2008;

(c)	ViaSat’s Current Reports on Form 8-K filed with the SEC on May 16, 2008 and October 2, 2008;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by ViaSat’s Annual Report on Form 10-K referred to in clause (a) above; and

(e)	The description of ViaSat common stock set forth in ViaSat’s registration statement on Form 8-A filed with the SEC on November 20, 1996, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by ViaSat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 8.  Exhibits.
     The Exhibit Index on page 4 is incorporated herein by reference as the list of exhibits required as part of this registration statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 2, 2008.

ViaSat, Inc.
By:	/s/ Mark D. Dankberg
Mark D. Dankberg
Chairman and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Keven K. Lippert, jointly and severally, his attorneys-in-fact, each with the full power of substitution, for him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Dankberg Mark D. Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 2, 2008
/s/ Ronald G. Wangerin Ronald G. Wangerin	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	October 2, 2008
/s/ Robert W. Johnson Robert W. Johnson	Director	October 2, 2008
/s/ B. Allen Lay B. Allen Lay	Director	October 2, 2008
/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	October 2, 2008
/s/ John P. Stenbit John P. Stenbit	Director	October 2, 2008
/s/ Michael B. Targoff Michael B. Targoff	Director	October 2, 2008
/s/ Harvey P. White Harvey P. White	Director	October 2, 2008

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EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion of Latham & Watkins LLP					X

10.1	1996 Equity Participation Plan of ViaSat, Inc. (As Amended and Restated Effective October 2, 2008)	8-K	000-21767	10.1	10/02/2008

10.2	Form of Stock Option Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.	8-K	000-21767	10.2	10/02/2008

10.3	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.	8-K	000-21767	10.3	10/02/2008

10.4	Form of Executive Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.	8-K	000-21767	10.4	10/02/2008

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

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